Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

SECOND QUARTER 2018 RESULTS

➢              2Q18 Reported EPS of $1.07

➢              Adjusted EPS (non-GAAP) of $1.66

➢              2Q18 Net sales increased 14.0% to $1.85 billion

➢              Sales change ex. currency (non-GAAP) of 10.0%

➢              FY18 Reported EPS guidance midpoint reduced by $0.33, driven by ~$0.60 estimated impact of recently announced termination of U.S. pension plan

➢              Raised FY18 guidance midpoint for Adjusted EPS by $0.08

GLENDALE, Calif., July 24, 2018 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its second quarter ended June 30, 2018. All non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables. Unless otherwise indicated, comparisons are to the same period in the prior year.

“We had another good quarter, with strong top-line growth and adjusted EPS up 27 percent, driven primarily by strong operating results,” said Mitch Butier, President and CEO. “Label and Graphic Materials delivered high-single digit organic growth and sustained its strong operating margin; Retail Branding and Information Solutions expanded its margin significantly on organic growth of nearly 10 percent, driven by strength in both RFID and the base business; and Industrial and Healthcare Materials delivered modest organic growth with margin in line with expectations.

“Our current year outlook for adjusted earnings has improved despite currency-related headwinds in the back half of the year,” added Butier. “Our ability to consistently achieve our strategic and financial goals in the face of significant changes in the macro environment, including the strengthening of the dollar and higher than expected inflation, demonstrates the resilience of our business and the talent of our team.”

For more details on the company’s results, see the summary table accompanying this news release, as well as the supplemental presentation materials, “Second Quarter 2018 Financial Review and Analysis”, posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Second Quarter 2018 Results by Segment

Sales change ex. currency refers to the increase or decrease in sales excluding the estimated impact of foreign currency translation. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations. Organic sales change refers to the increase or decrease in sales excluding the estimated impact of foreign currency translation, product line exits, and acquisitions and divestitures. Adjusted operating margin refers to income before taxes, interest expense, other non-operating expense, and other expense, net, as a percentage of sales.

Label and Graphic Materials

•     Reported sales increased 11.9 percent; on an organic basis, sales grew 7.3 percent. Sales on an organic basis increased at high-single digit rates in both Label and Packaging Materials and the combined Graphics and Reflective Solutions businesses.

•     Reported operating margin decreased 430 basis points to 9.2 percent, reflecting the impact of previously announced restructuring plan. Adjusted operating margin decreased 10 basis points to 13.8 percent as the benefit from higher volume/mix was more than offset by higher employee-related costs and the net impact of pricing and raw material costs, excluding the effects of currency.

Retail Branding and Information Solutions

•     Reported sales increased 11.1 percent; on an organic basis, sales grew 9.5 percent, driven by strength in both radio frequency identification (RFID) solutions and the base business.

•     Reported operating margin increased 300 basis points to 10.9 percent as the benefits from higher volume, productivity, and reduced amortization expense were partially offset by higher employee-related costs and investments. Adjusted operating margin increased 260 basis points to 11.2 percent.

Industrial and Healthcare Materials

•     Reported sales increased 40.0 percent. Sales ex. currency increased 35.3 percent; on an organic basis, sales grew 3.1 percent. Sales in industrial categories grew approximately 50 percent ex. currency and mid-single digits on an organic basis. Sales in healthcare categories were up low-single digits on an organic basis.

•     Reported operating margin increased 10 basis points to 9.2 percent, as a decline in adjusted operating margin was more than offset by the lack of M&A transaction costs incurred in the prior year. Adjusted operating margin declined 170 basis points to 9.3 percent, reflecting acquisition effects and the net impact of pricing and raw material costs, partially offset by the benefit of organic volume growth.

Other

Share Repurchases / Equity Dilution

The company repurchased 0.5 million shares in the second quarter at an aggregate cost of $51 million. Net of dilution from long-term incentives, the company’s share count at the end of the quarter was down by 1.0 million compared to the same time last year.  Year-to-date, the company returned $188 million in cash to shareholders through a combination of share repurchases and dividends, up from $147 million for the same period last year.

Income Taxes

The second quarter GAAP effective tax rate was 31.4 percent, up from 19.1 percent in the prior year. The full year GAAP effective tax rate is estimated to be approximately 20 percent, reflecting the effect of the anticipated third quarter pension contribution, which is expected to be deducted on the company’s 2017 U.S. income tax return.

The adjusted non-GAAP tax rate for the quarter was 25 percent, consistent with the company’s previous guidance.

Cost Reduction Actions

In the second quarter, the company realized approximately $9 million in pretax savings from restructuring, net of transition costs, and incurred pretax restructuring charges of approximately $59 million. Most of these charges relate to severance costs associated with a previously announced restructuring plan in Europe, the vast majority of which will be paid in 2019.

U.S. Pension Plan Termination

As announced in a Form 8-K furnished on July 11, 2018, the company has begun the process to terminate the Avery Dennison Pension Plan, a tax-qualified U.S. defined benefit plan. The company expects to contribute $200 million in cash to the plan in 2018, and an estimated $40 million in cash during 2019, to fully fund the plan and complete the transaction. The company estimates that the after-tax impact of actions connected with the termination will reduce reported EPS by $0.50 to $0.70 in 2018, and an additional $4.25 to $4.45 during 2019, reflecting estimated total pre-tax settlement charges in the range of $575 million to $600 million.

Outlook

In its supplemental presentation materials, “Second Quarter 2018 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2018 financial results. Based on the factors listed and other assumptions, the company now expects 2018 reported earnings per share of $4.50 to $4.85. Excluding an estimated $1.25 to $1.45 per share for restructuring charges, pension settlement charges, and other items, the company now expects adjusted earnings per share (non-GAAP) of $5.95 to $6.10.

Note: Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE: AVY) is a global materials science company specializing in the design and manufacture of a wide variety of labeling and functional materials. The company’s products, which are used in nearly every major industry, include pressure-sensitive materials for labels and graphic applications; tapes and other bonding solutions for industrial, medical, and retail applications; tags, labels and embellishments for apparel; and radio frequency identification (RFID) solutions serving retail apparel and other markets. Headquartered in Glendale, California, the company employs approximately 30,000 employees in more than 50 countries. Reported sales in 2017 were $6.6 billion. Learn more at www.averydennison.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; worldwide and local economic conditions; changes in political conditions; changes in governmental laws and regulations; fluctuations in foreign currency exchange rates and other risks associated with foreign operations, including in emerging markets; the financial condition and inventory strategies of customers; changes in customer preferences; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; the impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; execution and integration of acquisitions; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; changes in tax laws and regulations, including the Tax Cuts and Jobs Act, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; fluctuations in pension, insurance, and employee benefit costs, including risks related to the planned termination of our U.S. pension plan; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety; protection and infringement of intellectual property; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impacts of global economic conditions and political uncertainty on underlying demand for our products and foreign currency fluctuations; (2) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; (3) competitors’ actions, including pricing, expansion in key markets, and product offerings; and (4) the execution and integration of acquisitions.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2017 Form 10-K, filed with the Securities and Exchange Commission on February 21, 2018, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

Rob Six (626) 304-2361

rob.six@averydennison.com

Investor Relations:

Cynthia S. Guenther (626) 304-2204

investorcom@averydennison.com

Second Quarter Financial Summary - Preliminary, unaudited
(In millions, except % and per share amounts)

			% Change vs. P/Y
	2Q	2Q	Ex.
	2018	2017	Reported	Currency (a)	Organic (b)
Net sales, by segment:
Label and Graphic Materials	$1,257.3	$1,123.1	11.9%	7.3%	7.3%
Retail Branding and Information Solutions	416.7	375.1	11.1%	9.5%	9.5%
Industrial and Healthcare Materials	180.2	128.7	40.0%	35.3%	3.1%
Total net sales	$1,854.2	$1,626.9	14.0%	10.0%	7.5%

	As Reported (GAAP)					Adjusted Non-GAAP (c)
	2Q	2Q	%	% of Sales		2Q	2Q	%	% of Sales
	2018	2017	Change	2018	2017	2018	2017	Change	2018	2017
Operating income (loss) / operating margins before interest, other non-operating expense, and taxes, by segment:
Label and Graphic Materials	$115.5	$151.4		9.2%	13.5%	$173.3	$156.4		13.8%	13.9%
Retail Branding and Information Solutions	45.3	29.5		10.9%	7.9%	46.7	32.3		11.2%	8.6%
Industrial and Healthcare Materials	16.6	11.7		9.2%	9.1%	16.8	14.1		9.3%	11.0%
Corporate expense	(20.6)	(21.0)				(22.9)	(21.0)
Total operating income / operating margins before interest, other non-operating expense, and taxes	$156.8	$171.6	(9%)	8.5%	10.5%	$213.9	$181.8	18%	11.5%	11.2%

Interest expense	$14.3	$16.2				$14.3	$16.2

Other non-operating expense (d)	$2.6	$5.9				$2.4	$5.9

Income before taxes	$139.9	$149.5	(6%)	7.5%	9.2%	$197.2	$159.7	23%	10.6%	9.8%

Provision for income taxes (e)	$43.9	$28.6				$49.3	$41.9

Equity method investment net losses	($0.4)	---				($0.4)	---

Net income	$95.6	$120.9	(21%)	5.2%	7.4%	$147.5	$117.8	25%	8.0%	7.2%

Net income per common share, assuming dilution	$1.07	$1.34	(20%)			$1.66	$1.31	27%

						2018	2017
2Q Free Cash Flow (f)						$147.3	$115.1
YTD Free Cash Flow (f)						$127.6	$93.0

See accompanying schedules A-4 to A-8 for reconciliations from GAAP to non-GAAP financial measures.

(a)	Percentage change in sales excluding the estimated impact of foreign currency translation.

(b)	Percentage change in sales excluding the estimated impact of foreign currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

(c)	Excludes impact of restructuring charges and other items.

(d)

In the first quarter of 2018, we adopted ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, on a retrospective basis. This ASU requires employers with defined benefit plans to present the components of net periodic benefit cost, other than service cost, outside of operating income. Prior year results have been reclassified as required by the ASU.

“Other non-operating expense” for the second quarter of 2018 includes pension settlement of $.2.

(e)

We continue to assess our fourth quarter 2017 provisional estimate defined under SEC Staff Accounting Bulletin No. 118 related to the U.S. Tax Cut and Jobs Act of 2017. There was no significant impact to our provisional estimate as of the end of the second quarter of 2018. We expect to complete our assessment within the allowed one-year measurement period.

(f)

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments and proceeds from insurance. Free cash flow will also be adjusted for the cash contributions and cash tax effects of the planned termination of our U.S. pension plan.

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended		Six Months Ended

	Jun. 30, 2018	Jul. 1, 2017	Jun. 30, 2018	Jul. 1, 2017

Net sales	$1,854.2	$1,626.9	$3,630.6	$3,199.0

Cost of products sold	1,352.8	1,174.3	2,645.8	2,304.0

Gross profit	501.4	452.6	984.8	895.0

Marketing, general and administrative expense	287.5	270.8	582.5	550.6

Other expense, net(1)	57.1	10.2	69.9	16.7

Interest expense	14.3	16.2	27.5	32.9

Other non-operating expense(2)	2.6	5.9	5.9	9.4

Income before taxes	139.9	149.5	299.0	285.4

Provision for income taxes(3)	43.9	28.6	77.2	52.3

Equity method investment net losses	(0.4)	---	(1.0)	---

Net income	$95.6	$120.9	$220.8	$233.1

Per share amounts:

Net income per common share, assuming dilution	$1.07	$1.34	$2.47	$2.59

Weighted average number of common shares outstanding, assuming dilution	89.0	89.9	89.4	90.0

(1)

“Other expense, net” for the second quarter of 2018 includes severance and related costs of $58.8 and asset impairment and lease cancellation charges of $.6, partially offset by gain on sale of assets of $2.3.

“Other expense, net” for the second quarter of 2017 includes severance and related costs of $7.3, asset impairment and lease cancellation charges of $.3, and transaction costs of $2.6.

“Other expense, net” for the first half of 2018 includes severance and related costs of $63.1, asset impairment and lease cancellation charges of $9, and other restructuring-related charge of $.5, partially offset by net gain on sales of assets of $2.7.

“Other expense, net” for the first half of 2017 includes severance and related costs of $13, asset impairment and lease cancellation charges of $.3, and transaction costs of $3.4.

(2)

In the first quarter of 2018, we adopted Accounting Standards Update (ASU) No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, on a retrospective basis. This ASU requires employers with defined benefit plans to present the components of net periodic benefit cost, other than service cost, outside of operating income. Prior year results have been reclassified as required by the ASU.

“Other non-operating expense” for the first half of 2018 includes pension settlements of $.7.

(3)

We continue to assess our fourth quarter 2017 provisional estimate defined under SEC Staff Accounting Bulletin No. 118 related to the U.S. Tax Cut and Jobs Act of 2017. There was no significant impact to our provisional estimate as of the end of the second quarter of 2018. We expect to complete our assessment within the allowed one-year measurement period.

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Jun. 30, 2018	Jul. 1, 2017

Current assets:
Cash and cash equivalents	$ 215.8	$ 209.4
Trade accounts receivable, net	1,236.2	1,138.1
Inventories, net	660.8	618.5
Assets held for sale	1.9	8.3
Other current assets	213.4	235.5

Total current assets	2,328.1	2,209.8

Property, plant and equipment, net	1,084.5	1,017.8
Goodwill and other intangibles resulting from business acquisitions, net	1,109.7	1,118.5
Non-current deferred income taxes	199.0	325.1
Other assets	441.8	420.6

	$ 5,163.1	$ 5,091.8

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt and capital leases	$ 384.3	$ 444.0
Accounts payable	1,034.4	930.9
Other current liabilities	690.5	597.5

Total current liabilities	2,109.2	1,972.4

Long-term debt and capital leases	1,289.7	1,276.3
Other long-term liabilities	742.3	773.3
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	854.5	845.9
Retained earnings	2,702.1	2,621.8
Treasury stock at cost	(1,939.1)	(1,805.6)
Accumulated other comprehensive loss	(719.7)	(716.4)

Total shareholders’ equity	1,021.9	1,069.8

	$ 5,163.1	$ 5,091.8

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Six Months Ended

	Jun. 30, 2018	Jul. 1, 2017

Operating Activities:

Net income	$ 220.8	$ 233.1

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	69.1	59.7

Amortization	20.2	31.1

Provision for doubtful accounts and sales returns	23.1	19.8

Net losses from impairments, sales of assets, and investment settlements	8.4	---

Stock-based compensation	16.4	13.2

Loss from settlement of pension obligations	0.7	---

Deferred income taxes	(7.1)	6.0

Other non-cash expense and loss	28.1	28.1

Changes in assets and liabilities and other adjustments	(170.2)	(215.4)

Net cash provided by operating activities	209.5	175.6

Investing Activities:

Purchases of property, plant and equipment	(79.5)	(66.5)

Purchases of software and other deferred charges	(13.9)	(14.9)

Proceeds from sales of property, plant and equipment	9.3	0.2

Sales (purchases) of investments and proceeds from insurance, net	2.2	(1.4)

Payments for acquisitions, net of cash acquired, and investments in businesses	(0.2)	(300.9)

Net cash used in investing activities	(82.1)	(383.5)

Financing Activities:

Net increase (decrease) in borrowings (maturities of three months or less)	108.3	(159.5)

Additional long-term borrowings	---	526.6

Repayments of long-term debt and capital leases	(2.7)	(1.5)

Dividends paid	(85.3)	(76.2)

Share repurchases	(102.9)	(70.3)

Proceeds from exercises of stock options, net	0.2	17.5

Tax withholding for stock-based compensation	(32.6)	(20.0)

Payment of contingent consideration	(16.8)	---

Net cash (used in) provided by financing activities	(131.8)	216.6

Effect of foreign currency translation on cash balances	(4.2)	5.6

(Decrease) increase in cash and cash equivalents	(8.6)	14.3

Cash and cash equivalents, beginning of year	224.4	195.1

Cash and cash equivalents, end of period	$ 215.8	$ 209.4

In the first quarter of 2018, we adopted ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments, on a retrospective basis. This ASU reduces the diversity in the presentation and classification of certain cash receipts and cash payments in the statement of cash flows. Prior year results have been reclassified as required by the ASU.

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Reconciliation of Non-GAAP Financial Measures to GAAP

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures.  These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures.  These non-GAAP financial measures are intended to supplement presentation of our financial results that are prepared in accordance with GAAP.  Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions.  The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period.  By excluding the accounting effects, both positive or negative, of certain items (e.g., restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains and losses from curtailment and settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures.  These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

We use the following non-GAAP financial measures in the accompanying news release and presentation:

Sales change ex. currency refers to the increase or decrease in sales excluding the estimated impact of foreign currency translation. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of foreign currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales growth from the ongoing activities of our businesses and provide greater ability to evaluate our results from period to period.

Adjusted operating income refers to income before taxes, interest expense, other non-operating expense, and other expense, net.

Adjusted operating margin refers to adjusted operating income as a percentage of sales.

Adjusted tax rate refers to the projected full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact the GAAP tax rate, such as updates to the year-end 2017 TCJA provisional amount, as well as additional items which could include other impacts related to the planned U.S. pension plan termination and the effects of certain potential tax planning actions.

Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items.

Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution.

We believe that adjusted operating margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments and proceeds from insurance. Free cash flow will also be adjusted for the cash contributions and cash tax effects of the planned termination of our U.S. pension plan. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

The following reconciliations are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-5

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Six Months Ended
	Jun. 30, 2018	Jul. 1, 2017	Jun. 30, 2018	Jul. 1, 2017

Reconciliation from GAAP to Non-GAAP operating margins:
Net sales	$1,854.2	$1,626.9	$3,630.6	$3,199.0
Income before taxes	$139.9	$149.5	$299.0	$285.4
Income before taxes as a percentage of sales	7.5%	9.2%	8.2%	8.9%

Adjustments:
Interest expense	$14.3	$16.2	$27.5	$32.9
Other non-operating expense	2.6	5.9	5.9	9.4
Operating income before interest expense, other non-operating expense, and taxes	$156.8	$171.6	$332.4	$327.7
Operating margins	8.5%	10.5%	9.2%	10.2%

Income before taxes	$139.9	$149.5	$299.0	$285.4
Adjustments:
Restructuring charges:
Severance and related costs	58.8	7.3	63.1	13.0
Asset impairment and lease cancellation charges	0.6	0.3	9.0	0.3
Other restructuring-related charge	---	---	0.5	---
Net gain on sales of assets	(2.3)	---	(2.7)	---
Transaction costs	---	2.6	---	3.4
Interest expense	14.3	16.2	27.5	32.9
Other non-operating expense	2.6	5.9	5.9	9.4
Adjusted operating income before interest expense, other non-operating expense, and taxes (non-GAAP)	$213.9	$181.8	$402.3	$344.4
Adjusted operating margins (non-GAAP)	11.5%	11.2%	11.1%	10.8%

Reconciliation from GAAP to Non-GAAP net income:
As reported net income	$95.6	$120.9	$220.8	$233.1
Adjustments:
Restructuring charges	59.4	7.6	72.1	13.3
Other restructuring-related charge	---	---	0.5	---
Net gain on sales of assets	(2.3)	---	(2.7)	---
Transaction costs	---	2.6	---	3.4
Pension settlements	0.2	---	0.7	---
Tax effect on pre-tax adjustments and impact of adjusted tax rate(1)	(5.4)	(13.3)	(15.2)	(32.3)
Adjusted net income (non-GAAP)	$147.5	$117.8	$276.2	$217.5

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(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Six Months Ended

	Jun. 30, 2018	Jul. 1, 2017	Jun. 30, 2018	Jul. 1, 2017

Reconciliation from GAAP to Non-GAAP net income per common share:

As reported net income per common share, assuming dilution	$1.07	$1.34	$2.47	$2.59

Adjustments per common share, net of tax:

Restructuring charges, other restructuring-related charge, pension settlements, transaction costs, and net gain on sales of assets(1)	0.59	(0.03)	0.62	(0.17)

Adjusted net income per common share, assuming dilution (non-GAAP)	$1.66	$1.31	$3.09	$2.42

Weighted average number of common shares outstanding, assuming dilution	89.0	89.9	89.4	90.0

(1) The adjusted tax rate was 25% for the three and six months ended June 30, 2018, and 26% and 28% for the three and six months ended July 1, 2017, respectively.

	(UNAUDITED)

	Three Months Ended		Six Months Ended

	Jun. 30, 2018	Jul. 1, 2017	Jun. 30, 2018	Jul. 1, 2017

Reconciliation of free cash flow:
Net cash provided by operating activities	$193.5	$161.7	$209.5	$175.6
Purchases of property, plant and equipment	(43.9)	(36.2)	(79.5)	(66.5)
Purchases of software and other deferred charges	(6.6)	(8.0)	(13.9)	(14.9)
Proceeds from sales of property, plant and equipment	2.4	0.2	9.3	0.2
Sales (purchases) of investments and proceeds from insurance, net	1.9	(2.6)	2.2	(1.4)
Free cash flow (non-GAAP)	$147.3	$115.1	$127.6	$93.0

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Second Quarter Ended
	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2018	2017	2018 (1)	2017 (2)	2018	2017

Label and Graphic Materials	$1,257.3	$1,123.1	$115.5	$151.4	9.2%	13.5%
Retail Branding and Information Solutions	416.7	375.1	45.3	29.5	10.9%	7.9%
Industrial and Healthcare Materials	180.2	128.7	16.6	11.7	9.2%	9.1%
Corporate Expense	N/A	N/A	(20.6)	(21.0)	N/A	N/A

TOTAL FROM OPERATIONS	$1,854.2	$1,626.9	$156.8	$171.6	8.5%	10.5%

(1) Operating income for the second quarter of 2018 includes severance and related costs of $58.8 and asset impairment and lease cancellation charges of $.6, partially offset by gain on sale of assets of $2.3. Of the total $57.1, the Label and Graphic Materials segment recorded $57.8, the Retail Branding and Information Solutions segment recorded $1.4, the Industrial and Healthcare Materials segment recorded $.2, and Corporate recorded ($2.3).

(2) Operating income for the second quarter of 2017 includes severance and related costs of $7.3, asset impairment and lease cancellation charges of $.3, and transaction costs of $2.6. Of the total $10.2, the Label and Graphic Materials segment recorded $5, the Retail Branding and Information Solutions segment recorded $2.8, and the Industrial and Healthcare Materials segment recorded $2.4.

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Second Quarter Ended
	OPERATING INCOME		OPERATING MARGINS

	2018	2017	2018	2017
Label and Graphic Materials
Operating income and margins, as reported	$115.5	$151.4	9.2%	13.5%
Adjustments:
Restructuring charges:
Severance and related costs	57.8	4.7	4.6%	0.4%
Asset impairment charges	---	0.1	---	---
Transaction costs	---	0.2	---	---
Adjusted operating income and margins (non-GAAP)	$173.3	$156.4	13.8%	13.9%

Retail Branding and Information Solutions
Operating income and margins, as reported	$45.3	$29.5	10.9%	7.9%
Adjustments:
Restructuring charges:
Severance and related costs	0.8	2.6	0.2%	0.7%
Asset impairment and lease cancellation charges	0.6	0.2	0.1%	---
Adjusted operating income and margins (non-GAAP)	$46.7	$32.3	11.2%	8.6%

Industrial and Healthcare Materials
Operating income and margins, as reported	$16.6	$11.7	9.2%	9.1%
Adjustments:
Restructuring charges:
Severance and related costs	0.2	---	0.1%	---
Transaction costs	---	2.4	---	1.9%
Adjusted operating income and margins (non-GAAP)	$16.8	$14.1	9.3%	11.0%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

 (In millions, except %)

(UNAUDITED)

	Six Months Year-to-Date
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2018	2017	2018 (1)	2017 (2)	2018	2017

Label and Graphic Materials	$2,475.5	$2,212.7	$265.2	$289.1	10.7%	13.1%
Retail Branding and Information Solutions	802.7	741.9	80.0	56.8	10.0%	7.7%
Industrial and Healthcare Materials	352.4	244.4	29.6	24.9	8.4%	10.2%
Corporate Expense	N/A	N/A	(42.4)	(43.1)	N/A	N/A

TOTAL FROM OPERATIONS	$3,630.6	$3,199.0	$332.4	$327.7	9.2%	10.2%

(1) Operating income for the first half of 2018 includes severance and related costs of $63.1, asset impairment and lease cancellation charges of $9, and other restructuring-related charge of $.5, partially offset by net gain on sales of assets of $2.7. Of the total $69.9, the Label and Graphic Materials segment recorded $65.9, the Retail Branding and Information Solutions segment recorded $6.1, the Industrial and Healthcare Materials segment recorded $.2, and Corporate recorded ($2.3).

(2) Operating income for the first half of 2017 includes severance and related costs of $13, asset impairment and lease cancellation charges of $.3, and transaction costs of $3.4. Of the total $16.7, the Label and Graphic Materials segment recorded $7.2, the Retail Branding and Information Solutions segment recorded $6.6, and the Industrial and Healthcare Materials segment recorded $2.9.

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Six Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS

	2018	2017	2018	2017
Label and Graphic Materials
Operating income and margins, as reported	$265.2	$289.1	10.7%	13.1%
Adjustments:
Restructuring charges:
Severance and related costs	58.4	6.7	2.4%	0.3%
Asset impairment charges	6.9	0.1	0.3%	---
Other restructuring-related charge	0.5	---	---	---
Loss on sale of assets	0.1	---	---	---
Transaction costs	---	0.4	---	---
Adjusted operating income and margins (non-GAAP)	$331.1	$296.3	13.4%	13.4%

Retail Branding and Information Solutions
Operating income and margins, as reported	$80.0	$56.8	10.0%	7.7%
Adjustments:
Restructuring charges:
Severance and related costs	4.5	6.1	0.5%	0.8%
Asset impairment and lease cancellation charges	2.1	0.2	0.3%	---
Net gain on sales of assets	(0.5)	---	(0.1%)	---
Transaction costs related to sale of product line	---	0.3	---	---
Adjusted operating income and margins (non-GAAP)	$86.1	$63.4	10.7%	8.5%

Industrial and Healthcare Materials
Operating income and margins, as reported	$29.6	$24.9	8.4%	10.2%
Adjustments:
Restructuring charges:
Severance and related costs	0.2	0.2	0.1%	0.1%
Transaction costs	---	2.7	---	1.1%
Adjusted operating income and margins (non-GAAP)	$29.8	$27.8	8.5%	11.4%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	Second Quarter 2018
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials
Reconciliation from GAAP to Non-GAAP sales change
Reported sales change	14.0%	11.9%	11.1%	40.0%
Foreign currency translation	(4.0%)	(4.6%)	(1.6%)	(4.7%)
Sales change ex. currency (non-GAAP)	10.0%	7.3%	9.5%	35.3%
Acquisitions	(2.5%)	---	---	(32.2%)

Organic sales change (non-GAAP)	7.5%	7.3%	9.5%	3.1%

	Six Months Year-to-Date 2018
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials
Reconciliation from GAAP to Non-GAAP sales change
Reported sales change	13.5%	11.9%	8.2%	44.2%
Foreign currency translation	(5.1%)	(6.1%)	(1.8%)	(5.6%)
Sales change ex. currency (non-GAAP)(1)	8.4%	5.8%	6.3%	38.5%
Acquisitions	(2.9%)	(0.3%)	---	(35.6%)

Organic sales change (non-GAAP)(1)	5.5%	5.4%	6.3%	3.0%

(1)Totals may not sum due to rounding

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